FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

QUINTEC, CORP.
 (Exact name of registrant as specified in its charter)

Nevada	333-199543	80-0929366
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

26 Floor, One Harbour Square, 181, Hoi Bun Road,
Kwun Tong, Kowloon, Hong Kong
 (Address of principal executive offices)

Registrant's Telephone Number, including area code:  +852 2697 7733

Av. Vitacura 2670 Piso 15, Las Condes, Chile 7550098
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On November 11, 2015, a change in control of the Company occurred.  On that date, Walter Lee, our sole officer and director, sold certain of his shares in a private transaction to Yang Yong Qiang and Jin Wai Min, who subsequently became offices and directors of the Company.. The shares sold represented an aggregate of 15,000,000 shares of the Company's Common Stock.  Mr. Lee sold the remainder of his shares to other individuals in separate transactions not involving a public sale or distribution.

Walter Lee was the record holder of 20,000,000 shares of Common Stock.  After the sale of stock, Walter Lee had no further ownership of any voting securities of the Company.

The individual purchasers used private funds for the purchase of the shares from Walter Lee.

To the Company's knowledge, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2015, the Company accepted the resignation of Walter Lee from his positions as President, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors.  There were no disagreements between Mr. Lee and the Company relating to the registrant’s operations, policies or practices.

The Company has provided a copy of the disclosures it is making herein to Mr. Lee, and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he does not agree. The Company will file any letter received as an exhibit to an amended 8-K.

The Board of Directors appointed Yang Yong Qiang as President of the Company, and as a member of the Board of Directors, and Jin Wai Min as Chief Financial Officer and Secretary of the Company and a member of the Board of Directors, effective November 30, 2015.  Except as noted in Item 5.01 above, there have been no transactions between Yang Yong Qiang, Jin Wai Min and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

Following is a brief description of the business experience of the newly appointed Officers and members of the Board of Directors:

Yang Yong Qiang

Mr Yang has over 20 years of extensive in multi-level and direct marketing across cosmetic, healthcare and household supplies sectors.  He was previously Senior Sales Manager and Vice President responsible for marketing and sales for several Asian based firms in Hong Kong and Mainland China.

Mr. Yang will be responsible for the overall strategic planning and business development of Quintec, Corp.  He will formulate plans for the product mix and overall marketing program of the Company.

Jin Wei Min

Before participating in this company, Mr. Jin was responsible for administration and general management in several food companies in Shanghai and Zhejiang, China.  He has substantial experience in corporate management and business development from his 17 years of entrepreneurship.

Mr. Jin will be responsible for the overall corporate development and strategy of Quintec Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTEC CORP.

Date: December 3, 2015	By:	/s/Yong Qiang Yang
	Name:	Yong Qiang Yang
	Title:	President